IMPORTANT

Stockholders are cordially invited to attend the annual stockholders' meeting. If you will be unable to attend the annual meeting in person, it is important that you fill out, sign and return the enclosed proxy promptly in order to insure a proper representation at the meeting.




              		   BANGOR HYDRO-ELECTRIC COMPANY
             		      NOTICE OF ANNUAL MEETING
                   	  		   MAY 17, 2000

To The Stockholders:

The Annual Meeting of the stockholders of Bangor Hydro-Electric Company will be held on Wednesday, May 17, 2000 at 10:00 o'clock a.m. at the Rococo Room of the Pilot's Grill restaurant, Hammond Street, Bangor, Maine for the purpose of electing three directors to serve for three-year terms and to transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 24, 2000 as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on March 24, 2000 will be entitled to vote at said meeting.

IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN and RETURN the enclosed proxy. An addressed envelope, which requires no postage if mailed in the United States, is provided for your use.

                        					By Order of the Board of Directors

                        					Andrew Landry
                        					Clerk

Bangor, Maine
April 14, 2000



                   		 BANGOR HYDRO-ELECTRIC COMPANY
                   		       33 State Street
                   		     Bangor, Maine 04401

                  		       PROXY STATEMENT

            	      FOR ANNUAL MEETING OF STOCKHOLDERS
                  		  TO BE HELD ON MAY 17, 2000


The accompanying proxy to be mailed on or about March 31, 2000 is solicited by the Board of Directors of Bangor Hydro-Electric Company and the cost of such solicitation will be paid by the Company. The person giving the proxy has the power to revoke it at any time before it is exercised (1) by delivery to the Clerk of the Company of any written instrument which by its terms revokes the proxy, (2) by duly executed proxy subsequent in time to the original proxy, (3) by the presence of the stockholder at the Annual Meeting and the giving of notice to the Clerk of the Company of such revocation, or
4) by giving notice in open meeting at the Annual Meeting of such revocation.

The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares of the Company's Common Stock and Preferred Stock. In addition to the use of the mail, proxies may be solicited by employees of the Company, by personal interview, by telephone or by telegraph.

       VOTING SECURITIES OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

The Company has outstanding 47,340 shares of Preferred Stock having general voting rights of one vote per share, and, as of December 31, 1999, 7,363,424 shares of Common Stock having general voting rights of one-twelfth of one vote per share. Stockholders of record at the close of business on March 24, 1999 will be entitled to vote at the Annual Meeting.

The following table sets forth as of December 31, 1999 information with respect to persons known to management to be the beneficial owners of more than 5% of any class of voting securities of the Company:



                		    Name and Address of      Amount and Nature     Percent
Title of Class        Beneficial Owner      of Beneficial Ownership  of Class
---------------------------------------------------------------------------

Common Stock       FMR Corp.                   736,300 shares        10.0%
              		   82 Devonshire Street
              		   Boston, Massachusetts 02109


The following table sets forth as of February 29, 2000 information with respect to the beneficial ownership of equity securities by directors, nominees for the office of director and named executive officers:


Title of Class      Name of Beneficial Owner             Beneficially Owned*
----------------------------------------------------------------------------
Common                  Robert S. Briggs                                 5,244
Preferred               Robert S. Briggs                                    28
Common                  William C. Bullock, Jr.                         10,000
Common                  Jane J. Bush                                       299
Common                  David M. Carlisle                                2,427
Common                  Joseph H. Cyr                                    1,682
Common                  Marion M. Kane                                     260
Common                  Paul A. LeBlanc                                    452
Common                  Norman A. Ledwin                                   180
Common                  Carroll R. Lee                                   1,929
Common                  James E. Rier, Jr.                                 300
Common                  Frederick S. Samp                                  348
Common                  Directors & Executive Officers as a group (11)  23,152
Preferred               Directors & Executive Officers as a group (11)      28

* The directors and executive officers of the Company as a group own a beneficial interest in less than 1% of the Company's Common and Preferred Stock.

                		       ELECTION OF DIRECTORS

It is intended, unless otherwise instructed in the enclosed proxy, to vote the proxies in favor of the election of the nominees named in the table on the following page as directors to hold office until the expiration of their respective terms and until their successors shall have been duly elected and qualified. The nominees are now members of the Board of Directors of the Company, each having served continuously since first elected.

If, for any reason, any of the nominees are unable to serve (which event is not now anticipated) it is intended that such proxies will be voted for the election of such other person or persons as may be designated by a majority of the directors.

The following table sets forth the nominees and the directors whose terms continue, their ages, other positions held by them with the Company, the date when they first became a director and their business experience during the last five years (including any other directorship held by them in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act, or in any company registered as an investment company under the Investment Company Act of 1940 (referred to in the table as "Reporting Companies")):



	     Name and                 Became       Business Experience During Last
    Position (Age)             Director     5 Years and Other Directorships

----------------------------------------------------------------------------

Class II (Nominees for term expiring in 2000)


Robert S. Briggs (56)            1985    Chairman of the Board; President and
Chairman of the Board; President         Chief Executive Officer of the
and Chief Executive Officer              Company; Director of Maine Yankee
                                   					 Atomic Power Company; Trustee
                                   					 of Eastern Maine Medical Center



William C. Bullock, Jr. (63)    1982     Chairman of the Board and Director
Director                                 of Merrill Merchants Bancshares,
                                   					 Inc. (a reporting company) and its
                                   					 subsidiary, Merrill Merchants Bank;
                                   					 Director of Eastern Maine Healthcare

Joseph H. Cyr (59)              1998     President of John T. Cyr & Sons,
Director                                 Inc., a school and charter bus
                                   					 company; Director of Merrill
                                   					 Merchants Bancshares, Inc. (a
                                   					 reporting company) and its
                                   					 subsidiary, Merrill Merchants Bank


Class I (Directors whose terms expire in 2002)

Marion M. Kane (55)           1996       President of the Barr Foundation,
Director                                 a not-for-profit charitable
                                   					 organization that manages a
                                   					 Charitable trust; until
                                   					 December 31, 1999, President
                                   					 of the Maine Community
                                   					 Foundation, a not-for-profit
                                   					 charitable foundation that manages a
                                   					 pool of individual charitable funds;
                                   					 Director of Maine Bank and Trust
                                   					 Company


Norman A. Ledwin (58)       1996        President and Chief Executive
Director                                Officer and a Director of Eastern
                                   					Maine Healthcare, a healthcare
                                   					organization made up of not-for-
                                   					profit and for-profit entities
                             				       (including Eastern Maine Medical
                                   					Center, a not-for-profit regional
                                   					acute care hospital facility


James E. Rier, Jr. (54)     1998        President of Rier Motors Co., an
Director                                automobile dealership located
                                   					in Machias, Maine


Class III (Directors whose terms expire in 2001)

Carroll R. Lee (50)        1991         Senior Vice President and Chief
Senior Vice President &                 Operating Officer of the Company;
Chief Operating Officer                 Director of Maine Yankee Atomic
and Director                            Power Company; Director of Maine
                                   					Electric Power Company, Inc.;
                                   					President of the Board of Community
                                   					Health and Counseling Service, a
                                   					not-for-profit supplier of home and
                                   					mental health care services


David M. Carlisle (61)     1989         President, Prentiss & Carlisle
Director                                Companies, a timberland management
                                   					company; Director of Bangor
                                   					Savings Bank; Director of
                                   					Eastern Maine Healthcare


Jane J. Bush (54)        1990           Vice President and co-owner
Director                                of Coastal Ventures,
                                   					a retailing company



In 1999, the Board of Directors met on eleven occasions. The Board of Directors has three stand-ing committees: an Audit Committee, an Investment Committee and a Compensation Committee. The Audit Committee, consisting of Ms. Bush (Chair), Mr. Carlisle, Mr. Rier and Ms. Kane reviews with the independent public accountants the scope and results of their audit and other services to the Company, reviews the adequacy of the Company's internal accounting controls and reports to the Board as necessary. The Audit Committee met twice in 1999. The Compensation Committee, consisting of Mr. Bullock (Chair), Mr. Cyr and Mr. Ledwin, reviews the Company's executive compensation and compensation policies in general, and makes recommendations to the full Board of Directors. The Compensation Committee met five times in 1999. The Investment Committee, consisting of Mr. Bullock (Chair), Mr. Carlisle, Ms. Kane, Mr. Briggs and other non-director members of management, oversees the investments of the Company's pension funds. The Investment Committee met four times in 1999. The Board does not have a nominating or similar committee. Committee appointments will be reviewed after the Annual Meeting. Directors who are not employees of the Company appoint from their own number the members of the Audit Committee and the Compensation Committee. Other committee assignments are made by the Chairman of the Board.

          	     EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table shows, for the fiscal years ending December 31, 1999, 1998 and 1997, the cash compensation paid by the Company to the Chief Executive Officer and to the other executive officers whose total salary and bonus exceeded $100,000:

      	       Summary Compensation Table-Annual Compensation

                                                 							     Other Annual
Name and Principal Position       Year   Salary     Bonus    Compensation *
-------------------------------------------------------------------------

Robert S. Briggs                  1999   $207,549   $66,499      $3,200
Chairman of the Board, President  1998    200,981    41,726       3,200
& Chief Executive Officer         1997    186,170    12,175       3,724

Carroll R. Lee                    1999   $161,149   $37,968      $3,200
Senior Vice President &           1998    153,645    24,468       3,200
Chief Operating Officer           1997    140,663     9,899       2,813

Frederick S. Samp                 1999   $112,574   $21,457      $2,527
Vice President-Finance & Law      1998    101,807    14,337       2,159

Paul A. LeBlanc                   1999   $101,031   $19,197      $2,246
Vice President-Human Resources    1998     94,961    12,093       1,984
& Information Services

* For each named executive officer, Other Annual Compensation consists of the Company's matching contribution to a 401(k) Plan.

The executive officers participate in a tax qualified defined benefit pension plan that is also applicable to all employees. In addition, the executive officers are parties to Supplemental Benefit Agreements with the Company under which additional retirement benefits are to be paid. Said agreements define the total pension amount to be paid to the executive officer by the Company, with the supplemental amount defined as the difference between this total amount due and the amount due to the executive officer under the tax qualified pension plan applicable to all employees. The total amount of pension benefit, as defined under the Supplemental Benefit Agreements, is a function of the executive officer's age at retirement and his or her average total compensation over a three-year period. Under the Supplemental Benefit Agreements, no pension amount would be due until the executive officer reaches age 55. At age 55, the executive officer would be entitled to receive upon retirement 50% of his average total compensation over a three-year period. The total pension amount to be paid upon retirement would increase proportionately until a retirement age of 62, at which point the executive officer would be entitled to receive upon retirement 75% of his average total compensation over a three year period. The following table sets forth estimated annual benefit amounts payable upon retirement after age 55 to the executive officers:


                      				 AGE AT RETIREMENT
----------------------------------------------------------------------------
Average Total
Compensation  55       56       57      58        59       60      61     62+

$100,000   $50,000  $53,000  $57,000  $60,000  $64,000  $68,000 $72,000 $75,000
 150,000    75,000   79,500   85,500   90,000   96,000  102,000 108,000 112,500
 200,000   100,000  106,000  114,000  120,000  128,000  136,000 144,000 150,000
 250,000   125,000  132,500  142,500  150,000  160,000  170,000 180,000 187,500
 300,000   150,000  159,000  171,000  180,000  192,000  204,000 216,000 225,000

Compensation covered under the defined plan applicable to all employees is total basic compensation exclusive of overtime, bonuses, and other extra, contingent or supplemental compensation, and inclusive of compensation deferred pursuant to the Company's Section 401(k) Plan. Compensation covered under the tax qualified pension plan is limited to the amount set forth in IRC Section 415. Subject to that limitation, it is essentially the same as the amount shown as "Salary" in the Summary Compensation Table above. Compensation covered by the Supplemental Retirement Agreements is total compensation inclusive of bonuses, and other extra, contingent or supplemental compensation, and compensation deferred pursuant to the Company's Section 401(k) Plan. It is essentially the same as the sum of the amounts shown as "Salary" and "Bonus" in the Summary Compensation Table above.

"Average Total Compensation" for both plans is computed using the average of the applicable annual compensation actually paid by the Company to the Executive during the three (3) consecutive calendar years in which the Executive's applicable compensation from the Company was the highest.

The total annual pension amounts shown in the Pension Plan Table above are payable for the remainder of the executive officer's life after retirement. If the executive officer's spouse survives the executive officer, the spouse will receive an annual benefit for the remainder of her life equal to 50% of the annual benefit payable to the executive officer. The total annual pension amounts shown in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts.

The named executive officers are parties to agreements under which in the event 1) of a change of control of the Company as defined in the agreements and 2) the covered party leaves the employment of the Company within one year after the change of control, he would be entitled to receive a payment equal to two years' salary based upon his average salary over the past three years. He would also be entitled to receive the Company's standard health, life insurance and disability benefits for a period of two years.

The executive officers also participate in a long-term disability income plan which is also applicable to all employees. Under the plan, after 90 days of disability, employees are entitled to receive 66 2/3% of their basic monthly earnings up to a maximum monthly benefit of $5,000.

Directors who are not employees of the Company are paid a fee of $500 per meeting for attendance at regular or special meetings of the Board, and $500 per meeting for attendance at committee meetings (unless the committee meeting is held the same day as another meeting for which a full meeting fee is paid, in which case the fee is $250). The directors are also paid an annual retainer of $6,000. Directors who are employees of the Company receive no fee for their services as directors.

              		    COMPENSATION COMMITTEE INTERLOCKS

During 1999, Mr. Briggs, the Chairman of the Company's Board of Directors and its President and Chief Executive Officer, served as a Trustee of Eastern Maine Medical Center, a hospital facility located in Bangor, Maine. Mr. Ledwin, who serves on the Board's Compensation Committee,is President, Chief Executive Officer and a Director of Eastern Maine Healthcare, the organization that owns and operates Eastern Maine Medical Center.

       	     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1999, the Company made payments to Eastern Maine Healthcare, its subsidiaries and affiliates, of $1,030,777.23. Mr. Ledwin, who serves on the Board of Directors and the Board's Compensation Committee, is President, Chief Executive Officer and a Director of Eastern Maine Healthcare. Eastern Maine Healthcare owns and operates Eastern Maine Medical Center, the second largest hospital in the state of Maine and the largest in the region served by the Company, as well as several other health care organizations in the region. The Company provides health care benefits to its employees through a self insured managed care plan. An independent plan administrator negotiates on behalf of the Company the rates for health care services paid to individual providers under the plan, including Eastern Maine Healthcare and its affiliates.

   	     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company manages its compensation programs in a manner intended to attract, retain and motivate its people. Compensation, including executive compensation, is intended to be established at competitive levels, with progress within competitive ranges dependent upon qualifications, experience and individual performance. In considering salary adjustments for the chief executive officer, the Committee's recommendation to the Board is based upon the Committee's qualitative judgment with respect to the chief executive officer's performance in attending to the Company's strategic priorities, and the Company's financial results as measured against reasonable expectations. Over the last several years, executive compensation has lagged competitive levels as a result of the financial challenges the Company faced.

The Company has been evolving toward a system that relies on base salaries that are competitive, but that, especially at executive and senior management levels, depends increasingly on incentive awards for the achievement of predetermined performance criteria in order to earn compensation at higher levels within the applicable competitive range. However, the Company's financial condition in periods prior to 1999 and the nature of the issues that management had to address in order to restore the Company's financial health made it impractical to establish meaningful executive incentive plans and more comprehensive compensation packages, and inappropriate to devote scarce resources toward doing so. The challenges the Company faced arose from factors beyond the ability of current management to control and, in the view of the Committee and the Board, the executive officers of the Company performed exceptionally well in meeting those challenges. The Company has had to maintain the competitiveness of the compensation for management and employees at other levels in order to retain talented people in critical functions. While the Committee and the Board believed that this concern should apply to the executive officers as well, the Board deferred to the willingness of the Company's executives to forego attempts to keep their compensation at competitive levels while the Company recovered its financial health. Now the Committee has returned its attention to this subject. In 1998 and 1999, adjustments were made to the base salaries of the executives in order to move them closer to the competitive range for such salaries. In addition, the Committee completed a long-pending project to implement revised supplemental executive retirement plans to replace plans that are no longer appropriate, a project that had been delayed in view of the more pressing priorities. The Company still does not have a long-term incentive component to its compensation program, which means that total compensa-tion, particularly at executive levels, remains below the competitive range. The Committee intends to evaluate the alternatives for addressing this matter.

Since 1991, the Company has maintained an annual incentive bonus program applicable to all employees including executive officers. For the periods presented in the compensation table, the plan included objective targets for all employees in the areas of cost control, customer satisfaction, and workplace safety. In addition, as in prior years, there was an employee satisfaction target for all management people. For the senior management group (including the executive officers), which develops and oversees the accomplishment of the Company's annual strategic plan, additional targets were established with respect to the accomplishment of components of the annual plan. The potential bonus opportunity ranged from 4% of wages and salaries generally, to 5% of salaries for middle management, to 8% of salaries for senior management. These targets were partially achieved in 1997, resulting in a payout of approximately 2% of wages and salaries for those below senior management, and approximately 1 1/2% of senior management salaries (with the exception of Mr. Briggs, as discussed below). For 1998 the targets were more fully achieved, resulting in a payout of about 3 1/2% of wages and salaries generally, about 4 1/2% of salaries for middle management, and about 7% of salaries for senior management. Performance for 1999 resulted in a payout of 3.97% of wages and salaries generally, 4.8% of salaries for middle management, and 6.5% of salaries for senior management.

In attempting to advance the goal discussed above of having a greater portion of executive compensation be derived from incentive compensation, for the periods presented in the compensation table the Committee recommended, and the Board approved, discretionary bonus plans for the executive officers. In 1997, these individuals could earn up to an additional 8% of salary based upon Committee (or full Board, in the case of Mr. Briggs) review of the progress with respect to enumerated priorities established at the beginning of the year. In early 1998, the Committee determined that each of the officers had earned a portion of their respective opportunities. The Committee determined that Mr. Briggs and Mr. Lee should each be awarded 7% out of the 8% award potential. But in view of the Company's financial performance in 1997 and given their broad, general accountability for overall Company performance, these officers suggested to the Committee and the Board that the Board's discretion to forego the payment of their awards should be exercised. In the case of Mr. Briggs, this included the amount calculated as earned under the general incentive bonus program described above, because the payment of any incentive compensation award to the chief executive officer remains subject to the specific approval of the full Board. The Board believed that the performance of these officers warranted the payment of the amounts earned, but agreed to an alternative form of payment in which one-half of the amounts in question were paid forthwith, but the payment of the remainder was contingent upon the Company's financial performance in 1998 and the status of common dividend reinstatement at year-end 1998. The Company's 1998 financial results met the necessary target, but only one-half of the remaining amounts were paid in view of the then-continuing suspension of common dividend payments. The amounts not paid were forfeited. In 1998, the Board adopted a revised plan establishing Mr. Briggs' potential award as chief executive officer at 30% of salary, Mr. Lee's potential award as senior vice president and chief operating officer at 20% of salary, and the remaining executive officers at 15% of salary. Awards were once again dependent upon a review of progress with respect to enumerated priorities. In addition, payments were conditional upon the Company's 1998 financial performance and the status of common dividend reinstatement at year-end. The Board was of the opinion that the efforts of these executives contributed substantially to the Company's progress in 1998, and that their maximum award potentials had been earned. However, in view of the then-continuing suspension of common dividends, the award payments to these officers under this plan were limited to one-half of their respective award potentials. For 1999, a similar plan with the same award potentials was adopted for these executives. The Committee evaluated the executives' performance soon after the end of the year, and determined that they had earned an award equal to 85% of their respective award potentials.

                                 				    COMPENSATION COMMITTEE

                                 				    William C. Bullock, Jr., Chairman
                                 				    Joseph H. Cyr
                                 				    Norman A. Ledwin



                      			  Performance Graph

As shown in the line graph below, for a period beginning December 31, 1994 through December 31, 1999, a comparison is made of the cumulative total returns for the Company, the Russell 2000 Index (a comparative broad market index) and the Edison Electric Institute (EEI) Index of 100 investor-owned electric utilities (a comparative peer group index). The Russell 2000 index is an index composed of the smallest 2000 companies in a universe of the 3000 largest domestic publicly traded companies in terms of market capitalization.



               		    Bangor Hydro-Electric Company
         	   Comparison of Five-Year Cumulative Total Return
         	The Company, the Russell 2000 Index and the EEI Index

                 (graph submitted to SEC via FORM-SE)


----------------------------------December 31,---------------------------

              		 1994      1995       1996      1997     1998       1999
-------------------------------------------------------------------------

Bangor Hydro   $100.00    $129.60   $111.32   $ 75.91   $157.19   $205.32
                    			    29.60%   -14.10%   -31.81%   107.07%    30.62%

EEI Index      $100.00    $131.02   $132.59   $168.88   $192.34    $156.57
                    			    31.02%     1.20%    27.37%    13.89%    -18.60%

Russell 2000   $100.00    $128.44   $149.62   $183.08   $178.42    $216.35
                    			    28.44%    16.49%    22.36%    -2.55%     21.26%

--------------------------------------------------------------------------


              		    INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers, LLP, One Post Office Square, Boston, Massachusetts 02109, were the independent public accountants for the Company for the 1999 fiscal year and have been selected for the 2000 fiscal year. The Company expects that representatives of PricewaterhouseCoopers, LLP, will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

                   			   VOTING PROCEDURES

Under the Company's Certificate of Organization, as amended, the Board of Directors shall consist of not less than nine nor more than fifteen persons, the exact number to be fixed from time to time by the Board of Directors. The Certificate of Organization also requires that the directors be divided into three classes with staggered three-year terms and that the classes be nearly as equal in number as may be. At a meeting on March 23, 1994, the Board of Directors fixed the number of Directors at nine and divided them into three classes with three Directors in each class. The terms of the three Directors in Class II will expire at the time of the Annual Meeting. Under Maine law, those three candidates who receive the greatest number of votes cast at the meeting, even if they do not receive a majority of the votes cast, shall be deemed elected. Consequently, as long as votes are cast for at least three candidates, abstentions and broker non-votes will have no effect on the outcome of the election of Directors.

                      				 OTHER MATTERS

The management has no knowledge of any other matter to come before or to be acted upon at the meeting. If, however, any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

           		STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Any proposals of stockholders of the Company intended to be presented at the 2000 Annual Meeting must be received by the Company on or before December 15, 2000 for inclusion in the proxy statement and form of proxy relating to that meeting.

	                       		       By Order of the Board of Directors,

	                       		       Andrew Landry
                       			       Clerk

Bangor, Maine
April 14, 2000




                             			    PROXY


                     		  BANGOR HYDRO-ELECTRIC COMPANY

               			   P.O. BOX 1599  BANGOR, ME  04402-1599


             		  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert S. Briggs and Frederick S. Samp each or either of them, with full power of substitution, proxies to vote all of the stock of Bangor Hydro-Electric Company which the undersigned is entitled to vote at the Annual Meeting of the Stockholders May 17, 2000, or at any adjournment thereof.

                		 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

  ---
 | X | Please mark vote as in this example.
  ---

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC DIRECTIONS BELOW. IF THE PROXY IS SIGNED AND RETURNED WITHOUT SUCH DIRECTIONS, IT WILL BE VOTED FOR ALL NOMINEES.


1.  Election of Directors

Nominees:  Robert S. Briggs, William C. Bullock, Jr., Joseph H. Cyr


   FOR     ---        ---  WITHHELD   2.  In their discretion, the proxies
   ALL    |   |      |   | FROM ALL       are authorized to vote upon such
 NOMINEES |   |      |   | NOMINEES       other business as may properly
       	   ---        ---                 come before the meeting.


  ---
 |   |
 |   |
  --- --------------------------------------
      FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

					       ---    MARK HERE
					      |   |  FOR ADDRESS
					      |   |   CHANGE AND
					       ---   NOTE AT LEFT


Please sign exactly as name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing. Joint owners should each sign.


Signature:                              Date:
        	   -------------------------         ----------
Signature:                              Date:
	           --------------------------        ----------